SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                           of 1934  (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            Techne Corporation
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required

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     and 0-11

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     pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)   Amount Previously Paid:

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4)   Date Filed:


                                TECHNE CORPORATION


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                October 24, 2002


     The annual meeting of shareholders of Techne Corporation (the "Company") will be held at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, on Thursday, October 24, 2002, at 3:30 p.m. (Central Daylight Time), for the following purposes:

     1. To set the number of members of the Board of Directors at seven (7).

     2. To elect directors of the Company for the ensuing year.

     3. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

     Only shareholders of record shown on the books of the Company at the close of business on September 13, 2002 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

     This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.




                                            THOMAS E. OLAND,
                                            President



Dated:    September 24, 2002
          Minneapolis, Minnesota





                            TECHNE CORPORATION
                               ___________

                             PROXY STATEMENT
                                   for
                      Annual Meeting of Shareholders
                      to be held October 24, 2002
                                __________


                             INTRODUCTION

     Your Proxy is solicited by the Board of Directors of Techne Corporation (the "Company) for use at the Annual Meeting of Shareholders to be held on October 24, 2002 and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

     The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

     Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the Company's principal executive office is 614 McKinley Place N.E., Minneapolis, MN 55413. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about September 24, 2002.


                   OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed September 13, 2002 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on September 13, 2002, 41,326,936 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.


                          PRINCIPAL SHAREHOLDERS

     The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of September 13, 2002:

                                          Amount and
Name and Address                        Nature of Shares          Percent
of Beneficial Owner                     Beneficially Owned(1)    of Class(2)
-------------------------------------   --------------------     -----------
Kopp Investment Advisors, Inc.            3,132,602 (3)             7.6%
Kopp Holding Company and LeRoy C. Kopp
7701 France Avenue So.
Edina, MN 55435

FMR Corp.                                 3,026,310 (4)             7.3%
825 Duportial Road
Wayne, PA 19087

Thomas E. Oland                           1,741,907 (5)(6)          4.2%
614 McKinley Place N.E.
Minneapolis, MN  55413

-------------

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of September 13, 2002, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(3) Sole voting power: 1,108,400 shares; sole investment power: 790,000; shared investment power: 2,342,602.

(4) Sole voting power: 228,500 shares; sole investment power: 3,026,310.

(5) Does not include 843,700 shares held by the Company's Stock Bonus Plan for accounts of employees other than Mr. Oland, which are included in the group total in the Management Shareholding table. The Company's Board of Directors, acting by a majority vote, currently directs the Trustee as to the voting of such shares. Including such 843,700 shares, Mr. Oland, a Director of the Company, beneficially owns 2,585,607 shares or 6.3% of total shares outstanding plus shares subject to options exercisable by him.

(6) Includes 976,920 shares owned directly, 90,507 held by the Company's Stock Bonus Plan for Mr. Oland's account, 68,556 shares held by Thomas Oland and Associates, 205,924 shares held by the Thomas Oland and Associates Profit Sharing Plan and Trust and 400,000 shares subject to stock options which are exercisable.


                          MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of September 13, 2002, by each executive officer of the Company named in the Summary Compensation Table, by each director and by all directors and executive officers (including the named individuals) as a group. Shares beneficially owned by Mr. Oland constitute 4.2% of total shares outstanding plus shares subject to options exercisable by him. Each other individual beneficially owns less than one percent of total shares outstanding plus shares subject to options exercisable by him or her. As a group, officers and directors beneficially own 9.3% of total shares outstanding plus shares subject to options exercisable by them.

     Name of Director                      Number of Shares
     or Executive Officer Group            Beneficially Owned(1)
     ---------------------------------     ---------------------
     Thomas E. Oland                          1,741,907 (2)(3)
     Roger C. Lucas, Ph.D.                       76,456 (4)(5)(6)
     Howard V. O'Connell                        243,580 (4)(6)(7)
     G. Arthur Herbert                          288,800 (4)(6)(8)
     Lowell E. Sears                            155,400 (4)(6)(9)
     James A. Weatherbee Ph.D.                  155,275 (10)
     Monica Tsang, Ph.D.                        165,355 (11)
     Christopher S. Henney, D.Sc, Ph.D.          25,000 (4)(6)(12)
     Randolph C. Steer, M.D., Ph.D.              75,000 (4)(6)(13)
     Marcel Veronneau                            55,700 (14)
     Timothy M. Heaney                           94,167 (15)
     Officers and directors as a
       group (11 persons)                     3,838,490 (16)

(1) Unless otherwise indicated, the person listed as the beneficial owner has sole voting and sole investment power over outstanding shares. Shares beneficially owned includes shares subject to options that are currently outstanding and exercisable and options that are currently outstanding and will become exercisable within 60 days of September 13, 2002.

(2)  See Note (5) to the preceding table.

(3)  See Note (6) to preceding table.

(4) Does not include 934,207 shares held by the Company's Stock Bonus Plan, which are included in the total of officers and directors as a group. The Company's Board of Directors, acting by majority vote, currently directs the Trustee as to the voting of such shares.

(5) Includes 20,000 shares owned by Dr. Lucas' wife and 35,000 shares subject to stock options. Dr. Lucas disclaims beneficial ownership of the shares owned by his wife.

(6) Does not include an option to purchase 5,000 shares which will be granted on and will become exercisable as of the date of the Annual Meeting pursuant to the 1998 Nonqualified Stock Option Plan.

(7) Includes 149,680 shares owned by trusts of which Mr. O'Connell is a trustee and beneficiary and 75,000 shares subject to options.

(8) Includes 153,800 shares held by trusts and partnership of which Mr. Herbert is a trustee or partner and 135,000 shares subject to options.

(9) Includes 400 shares held by a trust of which Mr. Sears is a trustee and 155,000 shares subject to options.

(10) Includes 65,912 shares subject to stock options. Does not include shares beneficially owned by Dr. Tsang, Dr. Weatherbee's wife.

(11) Includes 75,920 shares subject to stock options. Does not include shares beneficially owned by Dr. Weatherbee, Dr. Tsang's husband.

(12) Includes 25,000 shares subject to options.

(13) Includes 75,000 shares subject to options.

(14) Includes 23,791 shares subject to options.

(15) Includes 420 shares owned by Mr. Heaney's wife, 1,400 shares owned by a family trust of which Mr. Heaney is a co-trustee, and 89,347 shares subject to options. Mr. Heaney disclaims beneficial ownership of shares owned by his wife and the trust. Does not include 933,616 shares held by the Company's Stock Bonus Plan for accounts of employees other than Mr. Heaney.

(16) Includes 934,207 shares held by the Company's Stock Bonus Plan as to which the Company's Board of Directors directs the voting and 1,154,970 shares which may be purchased pursuant to options.


                             ELECTION OF DIRECTORS
                             (Proposals #1 and #2)


General Information

     The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors to be set at seven. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

     In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

     The following table provides certain information with respect to the nominees for director.

                        Current
                        Position(s) with       Principle Occupation(s)  Director
Name                Age Company                During Past Five Years     Since
-----------------   --- ---------------------- -----------------------  --------
Thomas E. Oland     61  Chairman of the Board,  Chairman of the Board,      1985
                        President, Treasurer    President and Treasurer
                        and Director            of the Company since
                                                December 1985 and
                                                President of Research
                                                and Diagnostic Systems,
                                                Inc. since July 1982.


Roger C. Lucas,     59  Vice Chairman           Vice Chairman and           1985
                        and Director            Senior Scientific
                                                Advisor to the
                                                Company's Board since
                                                July 1995.  Chairman of
                                                Visual Circuits,
                                                a digital video company
                                                since August 1997, and
                                                director of
                                                ChemoCentryx, Inc., a
                                                partially owned
                                                subsidiary of the
                                                Company.  Chief
                                                Scientific Officer,
                                                Executive Vice
                                                President and Secretary
                                                of the Company from
                                                December 1985 to March
                                                1995.

Howard V. O'Connell 72 Director                 Private investor since      1985
                                                1990 . Chairman,
                                                President and Treasurer
                                                of John G. Kinnard and
                                                Company, Incorporated,
                                                a securities broker-
                                                dealer, from 1969 to
                                                1990.

G. Arthur Herbert   76 Director                 Principal of CEO            1989
                                                Advisors, a management
                                                and financial
                                                consulting firm, since
                                                January 1989; from
                                                January 1969 to
                                                December 1988,
                                                President and Vice
                                                President Manager of
                                                Electro-Science
                                                Management Corp., a
                                                manager of venture
                                                capital partnerships.

Randolph C.         52 Director                 Consultant to the           1990
Steer, M.D.,                                    pharmaceutical and
Ph.D.                                           biotechnology industries
                                                since 1989; Chairman
                                                (July 1999-August 2000)
                                                of Vicus.com, Inc.
                                                Director of BioCryst
                                                Pharmaceuticals, Inc.

Lowell E. Sears     51 Director                 Private investor since      1994
                                                April 1994. For more
                                                than five years prior
                                                thereto, Chief Financial
                                                Officer of Amgen Inc.,
                                                a pharmaceutical
                                                company.  Director of
                                                Neose Technologies, Inc.

Christopher S.      61 Director                 Chief Executive Officer     1996
Henney, D.Sc.,                                  of Dendreon Corp., a
Ph.D.                                           biotechnology company,
                                                since April 1995.
                                                Executive Vice
                                                President of ICOS
                                                Corporation, a
                                                biotechnology company,
                                                from April 1990 to
                                                April 1995.  Director
                                                of Dendreon Corp.,
                                                Sonus Pharmaceuticals,
                                                Inc. and Bionomics Inc.



Committee and Board Meetings

     The Company's Board of Directors has two standing Committees, the Audit Committee and the Compensation Committee. The Audit Committee (whose members are Messrs. Herbert, O'Connell, Sears and Dr. Steer) is responsible for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and, with the Company's independent accountants, the results of the annual audit. The Audit Committee also establishes and oversees the implementation of the Company's cash investment policy. The Audit Committee met five times during fiscal 2002. The Compensation Committee (whose members are Drs. Henney and Steer and Messrs. Herbert and O'Connell) recommends compensation for officers of the Company. The Compensation Committee met twice during fiscal 2002. In addition to formal meetings, the Audit and Compensation Committees had numerous telephone conferences regarding Committee business and individual members of the Committee had meetings with management, auditors and auditor candidates. The Board does not have a separate Nominating Committee, but functions as a whole in considering nominations.

     During fiscal 2002, the Board held six meetings. Each director attended 75% or more of the total number of meetings of the Board and of Committees of which he was a member.


Directors' Fees

     Directors who are not employees of the Company are compensated at the rate of $25,000 per year for service on the Board and Committees of the Board. In addition, under the Company's 1998 Nonqualified Stock Option Plan, outside directors automatically receive an option to purchase shares of the Company's Common Stock on election and upon each re-election. In connection with the 2002 Annual Meeting of Shareholders, the number of shares subject to the option granted to outside directors re-elected to the Board will be 5,000 per director.


Audit Committee Report

     The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     (1) reviewed and discussed the audited financial statements with management;

     (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

     (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 as filed with the Securities and Exchange Commission.

                                      G. Arthur Herbert
                                      Howard V. O'Connell
                                      Lowell E. Sears
                                      Randolph C. Steer, M.D., Ph.D.
                                        Members of the Audit Committee



                           EXECUTIVE COMPENSATION


Compensation Committee Report on Executive Compensation

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors of the Company is composed of directors Christopher S. Henney, D.Sc., Ph.D., G. Arthur Herbert, Howard V. O'Connell and Randolph C. Steer, M.D., Ph.D. None of the members of the Committee is or ever has been an employee or officer of the Company and none is affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

     Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual performance bonuses comprised of a cash and option component, long-term incentive compensation in the form of stock options, and various benefits, including the Company's profit sharing and savings plan and stock bonus plan in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

     The Compensation Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry and of awarding bonuses based on achievement of specific revenue, profit and non-monetary goals. If the goals are achieved, the officer receives an option to purchase a number of shares with a fair market value on date of grant equal to 20% of the officer's base salary and receives, at the election of the officer, either a cash bonus equal to 20% of the officer's base salary or an additional option to purchase a number of shares with a fair market value on date of grant equal to 170% of the cash bonus alternative. Bonuses are awarded on a prorated basis if between 85% and 100% of the specific revenue and profit goals are achieved. The goals are established annually as recommended by the Chief Executive Officer of the Company and approved by the Compensation Committee.

     The Company has formal employment agreements with its full-time executive officers, other than its President, effective through June 30, 2004, except Mr. Heaney's, whose agreement expires September 30, 2002 and who is retiring in October, 2002. See "Employment Contracts and Change in Control Arrangements" below. The agreements provide for base salaries subject to annual review, bonuses as described above, benefits as provided to all employees and severance compensation dependent upon years of employment with or service to the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company.

     Compensation in 2002. During fiscal 2002, the Company maintained its principal compensation policies and made adjustments in base salaries to reflect competitive industry and individual performance factors. The Committee, at the beginning of fiscal 2002, established performance criteria for officers based 70% on growth in consolidated revenues and earnings and, working through the Company's Chief Executive Officer, 30% on individual goals which, if met, would permit each officer to earn a cash bonus and additional stock options. The Company achieved record revenues and, excluding a one-time litigation settlement, earnings. On the basis of performance against the criteria established, the Committee at the close of fiscal 2002 awarded to Dr. Tsang, and Messrs. Veronneau and Heaney the bonuses indicated in the table below under "Summary Compensation Table" and, subsequent to fiscal year end, the options indicated in footnote (2) to the table below under "Options/SAR Grants During 2002 Fiscal Year". In further recognition of the officers' achievements, the Committee established base salaries for fiscal 2003 as disclosed below under "Employment Contracts and Change in Control Arrangements."

     General. The Company provided medical and insurance benefits to its executive officers, which are the same as those generally available to all Company employees. The Company has a profit sharing and savings plan in which all qualified employees, including executive officers, participate subject to statutory limitations on contributions for highly compensated individuals. In fiscal 2002, 2001 and 2000, the Company has contributed to the plan an amount equal to approximately 10%, 9% and 10% of gross wages, respectively. One half of the contributions to the plan is in the form of Common Stock of the Company. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2002.

     Chief Executive Officer Compensation. Thomas E. Oland served as the Company's Chief Executive Officer in fiscal 2002. His compensation was determined in accordance with the policies described above as applicable to all executive officers. His base salary was increased from $220,000 in fiscal 2001 to $225,000 in fiscal 2002 in light of the Company's increase in revenues and earnings. For fiscal 2002 performance he earned but waived a cash bonus. In February of 1996 the Compensation Committee, in connection with the Board's long-term strategic planning for the Company, adopted a substantial long-term incentive for Mr. Oland in the form of options to purchase an aggregate of 400,000 shares of the Common Stock of the Company at $4.53 per share, the fair market value on the date of grant. The options are contingent on continued employment by the Company and have fully vested. The options will expire in February of 2006.

     Summary. Aggregate executive compensation increased moderately in fiscal 2002 and the Company awarded modest stock options to officers because the Company achieved record revenues and individual officers achieved performance goals. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on specific revenue, profit and performance goals and granting options to provide long-term incentive.

                                      Christopher S. Henney, D.Sc., Ph.D.
                                      G. Arthur Herbert
                                      Howard V. O'Connell
                                      Randolph C. Steer, M.D., Ph.D.
                                        Members of the Compensation Committee


Employment Contracts and Change in Control Arrangements

     The Company has formal employment agreements with each of its full-time executive officers with the exception of its President and Chief Executive Officer, with whom the Company has an oral understanding. The agreements, which in the cases of Dr. Tsang and Mr. Veronneau expire June 30, 2004 and in the case of Mr. Heaney expires September 30, 2002, provide for base salaries subject to annual review, bonuses as described in the Compensation Committee Report contained in this Proxy Statement, benefits as provided to all employees and severance compensation based upon years of employment by or service to the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company. Base salaries for fiscal 2003 for the executive officers named in the Summary Compensation Table are as follows: T. Oland - $225,000; M. Tsang - $221,000; M. Veronneau - $136,000 and
T. Heaney - $201,000. Each of such officers is also subject to a confidentiality and non-competition agreement, which prohibits competition with the Company for a period of two years following termination of employment with the Company.


Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's President (who serves as Chief Executive Officer) and to the Company's other executive officers whose salary and bonus for fiscal 2002 exceeded $100,000. Not included in the table is Dr. James Weatherbee, Vice President and Chief Scientific Officer, who was on medical leave and did not receive any compensation from the Company in fiscal 2002.

                                                                  Long Term Compensation
                                                         -----------------------------------------
                                 Annual Compensation             Awards             Payouts
                              ---------------------------  --------------------- -----------------
                                                                      Securities
                                                           Restricted Underlying LTIP    All Other
Name and               Fiscal                              Stock      Options    Payouts Compen-
Principal Position     Year   Salary($) Bonus($) Other(1)  Awards($)  /SARs (#)  ($)     sation($)(2)
---------------------  ------ --------- -------- --------  ---------- ---------- ------- ------------
Thomas E. Oland,       2002    225,000     0       None      None         0        None     19,873
Chairman of the Board  2001    220,000     0       None      None         0        None     18,459
and President          2000    210,000     0       None      None         0        None     20,141

Monica Tsang, Ph.D.,   2002    210,000   39,480    None      None       1,226      None     19,873
Vice President -       2001    200,000   39,820    None      None         554      None     18,459
Research               2000    180,000   36,000    None      None       2,600      None     20,141

Marcel Veronneau,      2002    130,000   22,100    None      None         748      None     18,019
Vice President -       2001    122,000   24,290    None      None         338      None     15,612
Hematology Operations  2000    110,000   22,000    None      None       1,498      None     15,732

Timothy M. Heaney,     2002    195,000   35,980    None      None       1,134      None     19,873
Vice President -       2001    185,000   36,830    None      None         538      None     10,045
Secretary and General  2000    117,123   35,000    None      None     100,000      None      None
Counsel

----------------
(1) "None" indicates zero or an amount equal to less than 10% of the total amount of annual salary and bonus reported for the named executive officer.

(2) For each individual the amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter in the form of shares of the Company's Common Stock.


Options/SAR Grants During 2002 Fiscal Year

     The following table provides information related to options granted to the name executive officers during fiscal 2002. The Company has not granted any stock appreciation rights.

                                                                           Potential Realizable
                                                                             Value at Assumed
                                                                           Annual Rates of Stock
                                                                          Price Appreciation for
                                    Individual Grants                            Option Term
                     ---------------------------------------------------- ----------------------
                      Number of
                      Securities  Percent of Total
                      Underlying    Options/SARs
                     Options/SARs    Granted to    Exercise or
                        Granted      Employees     Base Price  Expiration
Name                     (#)       in Fiscal Year     ($/Sh)      Date        5% ($)   10% ($)
-------------------  ------------ ---------------- ----------- ---------- -----------  --------
Thomas E. Oland           0              --             --         --           --        --
Monica Tsang, Ph.D.  1,226(1)(2)         39%          $32.50     6/30/08      $16,221  $37,802
Marcel Veronneau       748(1)(2)         24%          $32.50     6/30/08      $ 9,897  $23,063
Timothy M. Heaney    1,134(2)(3)         37%          $32.50     6/30/08      $15,004  $34,965


(1) Such option is an incentive stock option and became exercisable July 1, 2001.

(2) Subsequent to fiscal 2002 year end, options for the indicated number of shares at an exercise price of $28.22 per share expiring June 30, 2009 were granted: M. Tsang - 1,400; M. Veronneau - 785; T. Heaney - 1,275.

(3) Such option is a nonqualified stock option and became exercisable July 1, 2001.


Option/SAR Exercises During 2002 Fiscal
Year and Fiscal Year End Options/SAR Values

     The following table provides information related to the only option exercised by a name executive officer during the 2002 fiscal year and the number and value of options held by each named executive officer at fiscal year end.

                                                  Number
                                               of Securities    Value of
                                                Underlying     Unexercised
                                                Unexercised    In-the-Money
                                                Options/SARs  Options/SARs at
                        Shares       Value     at FY-End (#)   FY-End ($)(2)
                     Acquired on    Realized    Exercisable/   Exercisable/
Name                 Exercise (#)    ($)(1)    Unexercisable   Unexercisable
-------------------  ------------  ----------  -------------  ---------------
Thomas E. Oland            0            0       400,000/0     $9,475,480/0
Monica Tsang, Ph.D.     40,000     $1,068,300    74,520/0     $1,735,876/0
Marcel Veronneau           0            0        23,006/0     $  500,798/0
Timothy M. Heaney          0            0       79,738/8,334  $963,725/$102,883

(1) Based on the difference between the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise and the option exercise price.

(2) Based on the difference between the $28.22 per share closing price of the Company's Common Stock as reported by Nasdaq on June 30, 2002 and the option exercise price.


Stock Performance Chart

    The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P Midcap 400 Index and the S&P Midcap Biotechnology Index. The comparison assumes $100 was invested on June 30, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                              TOTAL SHAREHOLDER RETURN

                                  INDEXED RETURNS


Company/Index         June 1998  June 1999  June 2000  June 2001  June 2002
--------------------  ---------  ---------  ---------  ---------  ---------
Techne Corp             126.03     167.77     859.50     429.75     373.16
S&P Midcap 400 Index    127.15     148.99     174.28     189.75     168.25
Biotechnolgy-Mid        104.09     197.34     439.74     405.49     201.62



                               INDEPENDENT AUDITORS

     Deloitte & Touche LLP acted as the Company's independent auditors for the 2002 fiscal year. The selection of an auditor for the current fiscal year has not yet been made. A representative of Deloitte & Touche LLP is expected to be present at the shareholders' meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions.


Audit Fees

    The estimated aggregate fees billed and to be billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company's annual financial statements for fiscal 2002 and review of the Company's Forms 10-Q for fiscal 2002 are $71,507.


Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP did not provide to the Company any services related to financial information systems design and implementation during fiscal 2002.


All Other Fees

     The aggregate fees billed and to be billed by Deloitte & Touche LLP for all other nonaudit services rendered to the Company during fiscal 2002, including fees for tax related services, employee benefit plan audits and business consulting services unrelated to financial information systems design and implementation are $107,106. The Company's Audit Committee has determined that provision of such non-audit services is compatible with maintaining Deloitte & Touche LLP's independence and has determined there is no conflict of interest.



           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10 percent shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2002, all
Section  16(a) filing requirements applicable to Insiders were met.


                           SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2003 Annual Meeting must be received by the Company at its offices by May 26, 2003 to be eligible for inclusion in the Company's Proxy Statement and related Proxy for the 2003 Annual Meeting.

    Also, if a shareholder proposal intended to be presented at the 2003 Annual Meeting but not included in the Company's Proxy Statement and Proxy is received by the Company after August 9, 2003, then management named in the Company's Proxy for the 2003 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.


                              OTHER BUSINESS

    The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                              ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2002, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy-soliciting material.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2002, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO PRESIDENT, TECHNE CORPORATION, 614 MCKINLEY PLACE N.E., MINNEAPOLIS, MINNESOTA 55413.


Dated:    September 24, 2002
          Minneapolis, Minnesota


                             TECHNE CORPORATION

                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints THOMAS E. OLAND and KATHLEEN BACKES, or either Of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Techne Corporation registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, October 24, 2002 at 3:30 p.m. Central Daylight Time, at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Board of Directors recommends that you vote "FOR" the following proposals:

(1) To set the number of Directors at seven:

    [    ] FOR               [    ] AGAINST     [    ] ABSTAIN

(2) To elect Directors: Nominees: Thomas E. Oland, Roger C. Lucas, Ph.D., Howard V. O'Connell, G. Arthur Herbert, Randolph C. Steer, M.D., Ph.D., Lowell E. Sears, and Christopher S. Henney, D.Sc., Ph.D.

    [    ] FOR all Nominees listed above        [    ] WITHOUT AUTHORITY
           (except those whose names have              to vote for all nominees
           been written on the line below               listed above

    (To withhold authority to vote for any nominee, write that nominee's name on the line below.)

    ________________________________________________________________________

(3) Other matters: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

Date_________________________, 2002.


                                      _________________________________________

                                      _________________________________________
                                      PLEASE DATE AND SIGN ABOVE exactly as
                                      name appears at the left, indicating,
                                      where appropriate official  position or
                                      representative capacity.
                                      If stock is held in joint tenancy,
                                      each joint owner
                                      should sign.